Tableau Reports First Quarter 2016 Financial Results
Tableau reports another strong quarter of customer growth

SEATTLE, Wash. - May 5, 2016 - Tableau Software, Inc. (NYSE: DATA) today reported results for its first quarter ended March 31, 2016.

•	Total revenue grew to $171.7 million, up 32% year over year.

•	License revenue grew to $96.4 million, up 14% year over year.

•	International revenue grew to $48.1 million, up 52% year over year.

•	Added more than 3,500 new customer accounts.

•	Closed 268 transactions greater than $100,000, up 8% year over year.

•	Diluted GAAP net loss per share was $0.62; diluted non-GAAP net income per share was $0.00.

"Tableau's ability to deliver great value to customers resulted in a really strong quarter for new customer growth. In Q1, we added more than 3,500 new customer accounts, the second highest quarterly addition in our history," said Christian Chabot, Chief Executive Officer of Tableau. "Customers are turning to Tableau for fast, agile, visual analytics that provide people with the ability to ask and answer their own questions, while providing IT with the governance, performance, security and reliability they require."

Financial Results
Total revenue increased 32% to $171.7 million, up from $130.1 million in the first quarter of 2015. License revenue increased 14% to $96.4 million, up from $84.4 million in the first quarter of 2015. International revenue grew to $48.1 million, up 52% from $31.7 million in the first quarter of 2015.

GAAP operating loss for the first quarter of 2016 was $46.4 million, compared to a GAAP operating loss of $13.8 million for the first quarter of 2015. GAAP net loss for the first quarter of 2016 was $45.6 million, or $0.62 per diluted common share, compared to a GAAP net loss of $10.0 million, or $0.14 per diluted common share, for the first quarter of 2015.

Non-GAAP operating loss, which excludes stock-based compensation expense and expense related to amortization of acquired intangible assets, was $1.2 million for the first quarter of 2016, compared to a non-GAAP operating income of $8.4 million for the first quarter of 2015. Non-GAAP net income, which excludes stock-based compensation expense, expense related to amortization of acquired intangible assets and related income tax adjustments, was $0.4 million for the first quarter of 2016, or $0.00 per diluted common share, compared to a non-GAAP net income of $5.8 million, or $0.08 per diluted common share, for the first quarter of 2015.

Highlights
During the quarter, Tableau 9.3 was launched, bringing faster data analysis, sharing and collaboration to its suite of products. New features include the new "always connected" Tableau Desktop, improved global map coverage, faster ways to prepare data for analysis, more governance features and easier administration. In addition, Tableau announced a direct, live connection to the Snowflake Elastic Data Warehouse, a cloud data warehouse.
Also during the quarter, Tableau announced the acquisition of HyPer, a high-performance main-memory database system initially developed as a research project at the Technical University of Munich (TUM). HyPer's main-memory database system is being integrated into Tableau’s product lines to provider faster data analysis, enhanced data integration, transformation and data blending, richer analytics and expanded support for big data. Tableau also announced the opening of a development office in Munich to leverage the talent from TUM to drive further innovation for Tableau.

In other news:

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Tableau announced a new technology agreement with leading electronic medical records (EMR) provider Epic to empower healthcare professionals to transform clinical data into actionable performance improvements using Tableau.

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The Tableau Europe, Middle-East and Africa (EMEA) partner award winners were announced in recognition of excellent performance and contributions to Tableau’s business growth. Awards were given to Javelin Group, Sotec Software Entwincklungs GmbH, Biztory, Accenture, System Mechanics, InterWorks Europe, SoftCat and The Information Lab.

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss Tableau's first quarter 2016 financial results. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau's website at http://investors.tableau.com. The live call can be accessed by dialing (877) 201-0168 (U.S.) or (647) 788-4901 (outside the U.S.) and referencing passcode 80061588. A replay of the call can also be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode 80061588.

About Tableau
Tableau (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. More than 42,000 customer accounts get rapid results with Tableau in the office and on-the-go. Over 175,000 people use Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableau.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's business and customer growth and product adoption, including adoption by international customers, the Company's research and development investments, costs, efforts and future product releases, the Company's ability to address any market opportunities, and the Company's expectations regarding future revenues, expenses and net income or loss. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Tableau's business and addressable market; competitive factors, including new market entrants and changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau's ability to build and expand its direct sales efforts and reseller distribution channels; Tableau's ability to attract, integrate and retain qualified personnel; general economic and industry conditions, including expenditure trends for business intelligence and productivity tools; new product introductions and Tableau's ability to develop and deliver innovative products; Tableau's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Tableau's most recently filed Annual Report on Form 10-K and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per basic and diluted common share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets, each to the extent attributable to the cost of revenues, from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenues. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by total revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, expense related to amortization of acquired intangible assets and related income tax adjustments from net income (loss). Non-GAAP net income (loss) per basic and diluted common share is calculated by dividing non-GAAP net income (loss) by the basic and diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding includes the effect of dilutive shares in periods of non-GAAP net income.
In order to provide better consistency across interim reporting periods and to eliminate the effects of non-recurring and period-specific items, Tableau utilizes a fixed projected non-GAAP tax rate for each quarter in a fiscal year in our computation of non-GAAP net income (loss). To determine this long-term rate, Tableau evaluates a three-year financial projection that excludes the impact of non-cash stock-based compensation expense, expense related to amortization of acquired intangible assets and the related direct income tax benefit. The projected rate takes into account other factors including our current operating structure, our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. The non-GAAP tax rate applied to the three months ended March 31, 2015 was 43% and did not assume the U.S. federal R&D tax credit would be extended. In December 2015, the federal R&D tax credit was permanently extended. Accordingly, the Company revised its long-term non-GAAP tax rate to 30% and applied this rate to the three months ended March 31, 2016. The long-term non-GAAP tax rate assumes the Company’s deferred income tax assets will be realized based upon projected future taxable income excluding stock-based compensation expense. The Company anticipates using this non-GAAP tax rate in future periods. The Company may provide updates to this rate on an annual basis upon the completion of each fiscal year, or more frequently if material changes occur.
Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, we believe non-GAAP measures that adjust for the amortization of acquired intangible assets provides investors a consistent basis for comparison across accounting periods. All of these non-GAAP financial measures are important tools for financial and operational decision making and for evaluating Tableau's own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau's industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Tableau's reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau's business. International revenues as described above represent revenues outside the United States and Canada.

Investor Contact:
Joni Davis
Tableau Investor Relations Director
206.634.5523
jdavis@tableau.com

Carolyn Bass
Market Street Partners
415.445.3232 or 415.445.3235
tableau@marketstreetpartners.com

Press Contact:
Doreen Jarman
Tableau Director, Public Relations
206.634.5648
djarman@tableau.com

Tableau Software, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues
License	$96,415	$84,420
Maintenance and services	75,283	45,725
Total revenues	171,698	130,145
Cost of revenues
License	1,031	872
Maintenance and services	21,462	14,549
Total cost of revenues (1)	22,493	15,421
Gross profit	149,205	114,724
Operating expenses
Sales and marketing (1)	106,164	72,190
Research and development (1)	70,893	41,850
General and administrative (1)	18,532	14,495
Total operating expenses	195,589	128,535
Operating loss	(46,384)	(13,811)
Other income, net	1,663	1,810
Loss before income tax expense (benefit)	(44,721)	(12,001)
Income tax expense (benefit)	857	(1,974)
Net loss	$(45,578)	$(10,027)

Net loss per share:
Basic	$(0.62)	$(0.14)
Diluted	$(0.62)	$(0.14)

Weighted average shares used to compute net loss per share:
Basic	73,816	70,490
Diluted	73,816	70,490

(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2016	2015

Cost of revenues	$2,804	$1,304
Sales and marketing	16,945	8,509
Research and development	22,099	10,086
General and administrative	3,352	2,348

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$808,002	$795,900
Accounts receivable, net	108,747	131,784
Prepaid expenses and other current assets	19,586	16,977
Income taxes receivable	124	78
Total current assets	936,459	944,739
Property and equipment, net	78,403	72,350
Goodwill	15,531	932
Deferred income taxes	1,462	1,544
Deposits and other assets	12,802	11,146
Total assets	$1,044,657	$1,030,711
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$4,281	$1,152
Accrued compensation and employee related benefits	45,635	53,003
Other accrued liabilities	35,155	31,838
Income taxes payable	1,106	1,000
Deferred revenue	195,824	185,608
Total current liabilities	282,001	272,601
Deferred revenue	13,498	12,903
Other long-term liabilities	13,966	11,262
Total liabilities	309,465	296,766
Stockholders' equity
Common stock	7	7
Additional paid-in capital	854,991	805,804
Accumulated other comprehensive income (loss)	(1,719)	643
Accumulated deficit	(118,087)	(72,509)
Total stockholders' equity	735,192	733,945
Total liabilities and stockholders' equity	$1,044,657	$1,030,711

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating activities
Net loss	$(45,578)	$(10,027)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	7,607	4,799
Stock-based compensation expense	45,200	22,247
Excess tax benefit from stock-based compensation	(248)	(324)
Deferred income taxes	99	(2,571)
Changes in operating assets and liabilities
Accounts receivable, net	23,990	14,514
Prepaid expenses, deposits and other assets	(2,295)	(1,078)
Income taxes receivable	(46)	(25)
Deferred revenue	8,967	9,219
Accounts payable and accrued liabilities	(290)	(1,784)
Income taxes payable	60	34
Net cash provided by operating activities	37,466	35,004
Investing activities
Purchases of property and equipment	(13,653)	(7,620)
Business combinations	(16,399)	—
Net cash used in investing activities	(30,052)	(7,620)
Financing activities
Proceeds from issuance of common stock	3,992	8,348
Excess tax benefit from stock-based compensation	248	324
Net cash provided by financing activities	4,240	8,672
Effect of exchange rate changes on cash and cash equivalents	448	(1,005)
Net increase in cash and cash equivalents	12,102	35,051
Cash and cash equivalents
Beginning of period	795,900	680,613
End of period	$808,002	$715,664

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$149,205	$114,724
Excluding: Stock-based compensation expense attributable to cost of revenues	2,804	1,304
Excluding: Amortization of acquired intangible assets	29	—
Non-GAAP gross profit	$152,038	$116,028

Reconciliation of gross margin to non-GAAP gross margin:
Gross margin	86.9%	88.2%
Excluding: Stock-based compensation expense attributable to cost of revenues	1.6%	1.0%
Excluding: Amortization of acquired intangible assets	0.0%	—%
Non-GAAP gross margin	88.5%	89.2%

Reconciliation of operating loss to non-GAAP operating income (loss):
Operating loss	$(46,384)	$(13,811)
Excluding: Stock-based compensation expense	45,200	22,247
Excluding: Amortization of acquired intangible assets	29	—
Non-GAAP operating income (loss)	$(1,155)	$8,436

Reconciliation of operating margin to non-GAAP operating margin:
Operating margin	(27.0)%	(10.6)%
Excluding: Stock-based compensation expense	26.3%	17.1%
Excluding: Amortization of acquired intangible assets	0.0%	—%
Non-GAAP operating margin	(0.7)%	6.5%

	Three Months Ended March 31,
	2016	2015
Reconciliation of net loss to non-GAAP net income:
Net loss	$(45,578)	$(10,027)
Excluding: Stock-based compensation expense	45,200	22,247
Excluding: Amortization of acquired intangible assets	29	—
Income tax adjustments	705	(6,380)
Non-GAAP net income	$356	$5,840

Weighted average shares used to compute non-GAAP basic net income per share	73,816	70,490
Effect of potentially dilutive shares: stock awards	5,220	6,075
Weighted average shares used to compute non-GAAP diluted net income per share	79,036	76,565

Non-GAAP net income per share:
Basic	$0.00	$0.08
Diluted	$0.00	$0.08